WHITNEY

## SECURITY AGREEMENT

This Security Agreement is made this 1st day of March, 2012, by HASCO Medical, Inc., a Florida corporation (hereinafter referred to as "Grantor," which term means individually, collectively, and interchangeably any, each and/or all of them) in favor of WHITNEY BANK, Louisiana state chartered bank ("Secured Party"). Grantor's social security number or taxpayer identification number is 65-0924471. Additional information relating to Grantor is set forth on Schedule 1 to this Security Agreement. "Borrower" shall mean individually, collectively, and interchangeably any, each and/or all of the Grantor, Mobility Freedom, Inc., a Florida corporation, Southern Medical & Mobility, Inc., an Alabama corporation, and Ride-Away Handicap Equipment Corp., a New Hampshire corporation.

To secure payment of all obligations and liabilities of Grantor and Borrower, and of any one or more of them, to Secured Party, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys' fees, expenses of collection and costs, and further including, without limitation, obligations to Secured Party on promissory notes, checks, overdrafts, letter-of-credit agreements, loan agreements, security documents, endorsements, continuing guaranties, this Security Agreement and agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value (collectively, the "Obligations"), Grantor pledges to Secured Party, and grants to Secured Party a continuing security interest in, and a right of set-off and compensation against, (a) all property of Grantor or in which Grantor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Secured Party, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations, and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts) and (b) the following described property, now or hereafter owned by Grantor and wherever located:

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|---|---|
| [ ] all accounts, inventory and chattel paper | [ ] all chattel paper |
| [X] all property described on Exhibit A | [ ] all general intangibles |
| [ ] all documents | [ ] all equipment |

together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), products and proceeds of any of the foregoing (collectively, "Collateral"). The terms "accounts," "instruments," "account debtor," "documents," "equipment," "general intangibles," "inventory," "chattel paper," "investment property," "deposit accounts," "securities accounts," "financial assets" and "proceeds" shall have the meanings provided in the Florida Uniform Commercial Code.

All Collateral shall remain subject to this Security Agreement until all of the Obligations have been paid and any financing statements filed in connection with this Security Agreement have been terminated. Secured Party may renew certificates of deposit or other renewable items included in the Collateral. All interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), and proceeds with respect to the Collateral shall be delivered upon receipt to Secured Party in negotiable form. Grantor shall execute any endorsements, assignments, stock powers, notices and financing statements with respect to the Collateral, in form and substance satisfactory to Secured Party, that Secured Party may request. Grantor represents and warrants that (a) Secured Party shall at all times have a perfected first priority security interest in the Collateral free of all other security interests, liens and claims, and (b) the description and identification of the Collateral and Grantor's name, social security or taxpayer identification number, and principal residence or chief executive office are correctly stated herein. Grantor shall act to toll the statute of limitations with respect to the Collateral no later than sixty (60) days prior

to the date on which enforcement would be barred, and shall execute any additional documents reasonably required to perfect the security interest of Secured Party in the Collateral. Should any Collateral decline in value after the date of this Security Agreement, Grantor shall, within five (5) days after receiving notice from Secured Party of such decline in value, grant a security interest in additional property satisfactory to Secured Party. Grantor authorizes Secured Party, in its sole discretion (a) to notify the obligor on any Collateral to make payments directly to Secured Party; (b) to receive and recover any money or other property at any time due with respect to the Collateral and in connection therewith, endorse notes, checks, drafts or other evidence of payments; and (c) to settle, adjust and compromise, in Secured Party's sole discretion, all present and future claims arising with respect to the Collateral. To the extent that any stocks, bonds or other securities are included in the Collateral, Grantor (a) covenants not to vote any Collateral in any manner that would adversely affect Secured Party's rights and (b) authorizes Secured Party, in its discretion, to transfer to or register in its name or the name of its nominee any of the Collateral, with or without indication of the security interest herein created. Secured Party is not obligated to take any of the foregoing actions or to preserve Grantor's rights with respect to the Collateral including, without limitation, any action to perfect or continue a perfected security interest, or to assert, rights against prior parties and shall not be liable in any manner with respect to the Collateral. Any responsibility of Secured Party with respect to the Collateral, whether arising contractually or as a matter of law, is hereby expressly waived.

If Grantor's accounts are subject to this Security Agreement, Grantor agrees to administer its accounts and the proceeds thereof in a fiduciary capacity for Secured Party, take all actions necessary to collect the accounts, and immediately deposit all proceeds of the accounts into Grantor's deposit account with Secured Party. Upon request, Grantor shall at any time (a) furnish to Secured Party within ten (10) days a list of the accounts, showing the name, address and the amount owed by each account debtor, and (b) mark on all bills, invoices and statements issued in connection with the accounts that the account is subject to a security agreement with Secured Party and is payable to Secured Party at Secured Party's address. If Grantor accepts chattel paper or instruments in payment of accounts, goods or services, Grantor shall promptly deliver all such chattel paper and instruments to Secured Party in negotiable form.

Secured Party shall have the right at any time or from time to time, prior to and after the occurrence of an Event of Default, to require that Grantor enter into a "lockbox" or "blocked account" arrangement whereby Grantor shall notify any or all of the account debtors on Grantor's accounts, chattel paper or general intangibles of Grantors, or obligors on any instruments of which Grantors is obligee, all as Secured Party shall determine, to make payments directly to a post office box or address maintained by a collection agent designated by Secured Party, which collection agent may be Secured Party, all at Grantor's sole cost and expense, all pursuant to a "blocked account agreement" in form and substance as required by or as is satisfactory to Secured Party, in its sole and absolute discretion; ***provided, however***, that with respect to any accounts which constitute Medicaid, Medicare and/or TriCare (as such terms are defined in the Loan Agreement) payments, such collection agent shall (i) if not Secured Party, be another federally insured depository institution selected by Grantor reasonably acceptable to Secured Party, who shall agree to comply with Grantor's revocable standing instructions, in form and content reasonably acceptable to Secured Party, requiring that amounts deposited to any such lockbox or blocked account be swept from such lockbox or blocked account maintained by such third-party collection agent on a periodic basis as is reasonably acceptable to Secured Party and paid over to and deposited with Secured Party in a concentration account maintained with Secured Party or (ii) if Secured Party, holds such lockbox or blocked account receiving payment of Medicaid, Medicare and/or TriCare receivables or accounts free of the lien, security interest and/or encumbrance of this Security Agreement and free of any right of set-off or recoupment as to such lockbox and/or blocked account receiving payment of Medicaid, Medicare and/or TriCare receivables and/or accounts only, but subject to Grantor's revocable standing instructions, in form and content reasonably acceptable to Secured Party, requiring that amounts deposited to any such lockbox or blocked account receiving payment of Medicaid, Medicare and/or TriCare receivables or accounts maintained with Secured Party be swept from such lockbox or blocked account on a periodic basis as is reasonably acceptable to Secured Party and paid over to and deposited with Secured Party in one or more concentration accounts maintained by Grantor with Secured Party. Once established any revocation of any such standing instructions to a third party collection agent without the consent of Secured Party shall constitute an Event of Default hereunder. The cost of any lockbox or blocked account arrangement whether with Secured Party or any other collection agent shall be paid by Grantor.

Grantor agrees to provide to Secured Party upon request, but in any event on at least an annual basis, true and correct current financial statements in form and substance satisfactory to Secured Party. The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies in which the Grantor is the majority owner and (ii) any entities in which Grantor is not the majority owner, but for which Grantor is directly or contingently liable on debts or obligations of any kind incurred by those entities. Grantor shall at all times permit Secured Party, its officers and agents, access to the Collateral and to all books, records and data relating to the Collateral, for inspection and for verification of the existence, condition and value of the Collateral. Grantor shall furnish all assistance and information that Secured Party may require to conduct such inspections and verifications. Upon request, Grantor, at its expense, shall cause or permit an independent certified public accountant, appraiser or other expert selected by Secured Party to prepare and deliver to Secured Party a verification of the existence, condition or value of the Collateral.

All tangible Collateral shall be insured by solvent insurance companies for full replacement value under policies acceptable to Secured Party, designating Secured Party as lender loss payee. Grantor shall not alienate or encumber the Collateral, except for sales of inventory, goods or services in the ordinary course of Grantor's business. Grantor shall not create or permit to exist any lien, claim or security interest on the Collateral except in favor of Secured Party. Grantor shall not, without the prior written consent of Secured Party (a) change Grantor's domicile, name, legal form or taxpayer identification number, (b) move the location of its principal place of business or chief executive office, or (c) move the Collateral from the locations disclosed on Schedule 1.

If Grantor or Borrower defaults in the timely payment or performance of any of the Obligations, or if any warranty or representation of Grantor or Borrower to Secured Party should be untrue at any time, then, at the option of Secured Party, the Obligations shall be immediately due and payable in full without notice or demand, and Secured Party (a) may sell, assign, transfer and effectively deliver all or any part of the Collateral at public or private sale, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Grantor to the fullest extent permitted by law, and (b) may cause all or any part of the Collateral to be seized and sold, under writ issued in execution of judgment obtained upon the Obligations, or under other legal procedure. Grantor grants to Secured Party an irrevocable power of attorney (coupled with an interest) to exercise, after default, at Secured Party's sole discretionary option and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Grantor's ownership of or other interest in the Collateral. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency. The rights and remedies of Secured Party hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of Secured Party under applicable law.

Without releasing or affecting any of its rights, Secured Party may, one or more times, in its sole discretion, without notice to or the consent of Grantor or Borrower, take any one or more of the following actions: (a) release, renew or modify the obligations of Grantor, Borrower, any Guarantor of the Obligation or any other party; (b) release, exchange, modify, or surrender in whole or in part Secured Party's rights with respect to any collateral for the Obligations; (c) modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Grantors or Borrower or any Guarantor of the Obligation; (e) change its manner of doing business with Grantor, Borrower or any other party; or (f) impute payments or proceeds of any Collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or retain the payments or proceeds as Collateral for the Obligations without applying same toward payment of the Obligations, and Grantor hereby expressly waives any defenses arising from any such actions. The obligations of Grantor hereunder shall be joint and several and shall bind and obligate Grantor's successors, heirs and assigns. Secured Party may assign and transfer the Collateral to an assignee of any of the Obligations, whereupon such transferee shall become vested with all powers and rights granted to Secured Party under this Security Agreement. This Security Agreement shall be governed by the internal laws of the State of Florida, *provided* that where Collateral is located in a jurisdiction other than Florida, remedies available to Secured Party hereunder and under the laws of such jurisdiction shall be available to Secured Party without regard to any restriction of Florida law. If any provision of this Security Agreement

shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Security Agreement shall remain in full force and effect.

Secured Party hereby accepts this Security Agreement.

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|---|---|
| WHITNEY BANK,<br>SECURED PARTY | GRANTOR: |
| | HASCO MEDICAL, INC.<br>a Florida corporation |
| By: [signature] | By: [signature] CEO |
| Robert Weskerna<br>As Its: Vice President | Name: Harold F. Compton, Jr.<br>As Its: CEO |

<u>SCHEDULE 1</u>

Grantor's legal status: Corporation

State or jurisdiction of Grantor's organization: Florida

Grantor's mailing address: 1416 West I-65 Service Road S., Mobile, Alabama 36693

Grantor's principal residence (individual) or location of chief executive office (other entity):
1416 West I-65 Service Road S., Mobile, Alabama 36693

Location of Grantor's books and records: 1416 West I-65 Service Road S., Mobile, Alabama 36693

Location of Grantor's inventory and equipment: 1416 West I-65 Service Road S., Mobile, Alabama 36693

Other names and legal forms used by Grantor to conduct business within last ten years: BBC Graphics of Palm Beach, Inc.

<u>EXHIBIT A</u>

(Specifically describe collateral)

The Collateral shall mean and include::

(i) all Accounts of Grantor;

(ii) all Chattel Paper;

(iii) all Deposit Accounts; but specifically excluding any Government Receivables Deposit Account (as such term is defined in the Amended and Restated Loan Agreement dated on or about the date hereof by and among, *inter alios*, Secured Party and Borrower (as amended, modified, restated or supplemented at any time, the "Loan Agreement")), ***provided, however***, that the foregoing shall not in any way diminish Secured Party's security interest in proceeds of health-care-insurance-receivables, including without limitation such Accounts owed by Medicaid, Medicare and/or TriCare (as such terms are defined in the Loan Agreement), which are themselves subject to the security interest granted herein and which may be deposited from time to time in any Government Receivables Deposit Account (as defined in the Loan Agreement).

(iv) all Documents;

(v) all Equipment[, including without limitation titled motor vehicles for which Grantor has delivered the certificate of title or manufacturer's statement of origin therefor to Secured Party[, but specifically excluding, any such titled motor vehicle which is financed by Grantor through a separate floor plan financing arrangement with GE Commercial Distribution Finance Corporation (together with its successors and/or assigns, "**GECDFC**"), which is the subject of an Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the "**GECDFC Intercreditor Agreement**") dated on or about the date hereof between Secured Party and GECDFC]];

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory[, including without limitation titled motor vehicles for which Grantor has delivered the certificate of title or manufacturer's statement of origin therefor to Secured Party[, but specifically excluding, any such titled motor vehicle which is financed by Grantor through a separate floor plan financing arrangement with GECDFC, which is the subject of the GECDFC Intercreditor Agreement]];

(x) all Investment Property;

(xi) all Software;

(xii) all money, cash or cash equivalents;

(xiii) all other goods and personal property, whether tangible or intangible;

(xiv) all Supporting Obligations and Letter-of-Credit Rights of Grantor;

(xv) all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists); and

(xvi) all products and Proceeds of all or any of the Collateral described in clauses (i) through (xv) hereof.

For the purposes hereof, the following terms shall have the meanings set forth below:

"**Accounts**" shall mean all "accounts" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights, and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Grantor arising from the sale or lease of goods or other property by Grantor or the performance of services by Grantor (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction), (b) all of Grantor's rights in, to and under all purchase and sales orders for goods, services or other property, and all of Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to Grantor under all contracts for the sale, lease or exchange of goods or other property or the performance of services by Grantor (whether or not yet earned by performance on the part of Grantor), and (d) all collateral security and guarantees of any kind given to Grantor with respect to any of the foregoing.

"**Chattel Paper**" shall mean all "chattel paper" (as defined in the UCC) owned or acquired by Grantor or in which Grantor has or acquires any rights.

"**Copyright License**" shall mean any and all rights of Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

"**Copyrights**" shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"**Deposit Accounts**" shall mean all "deposit accounts" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights, or other receipts, of Grantor covering, evidencing or representing rights or interest in such deposit accounts.

"**Documents**" shall mean all "documents" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights, or other receipts, of Grantor covering, evidencing or representing goods.

"**Equipment**" shall mean all "equipment" (as defined in the UCC) now owned or hereafter acquired by Grantor and wherever located, and, in any event, shall include without limitation all machinery, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of Grantor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefore and all manuals, drawings, instructions, warranties and rights with respect thereto.

"**Event of Default**" shall mean the occurrence of a Default as defined in Section F of the Loan Agreement.

**"General Intangibles"** shall mean all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights and, in any event, shall include all right, title and interest in or under all payment intangibles, all contracts , all contract rights, all rights to payment, all rights arising under common law, statutes or regulations, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, blueprints, drawings, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, all infringement claims, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

**"Instruments"** shall mean all "instruments" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights and, in any event, shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to Grantor.

**"Intellectual Property"** shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of Grantor.

**"Inventory"** shall mean all "inventory" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights and, in any event, shall include all goods owned or held for sale or lease to any other Persons.

**"Investment Property"** shall mean all "investment property" (as defined in the UCC) now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights and, in any event, shall include all "certificated securities", "uncertificated securities", "security entitlements", "securities accounts", "commodity contracts" and "commodity accounts" (as all such terms are defined in the UCC) of Grantor.

**"Letter-of-Credit Rights"** shall mean "letter-of-credit rights" (as defined in the UCC), now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

**"License"** shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of Grantor in Intellectual Property.

**"Patent License"** shall mean any written agreement now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

**"Patents"** shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and

Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

**"Person"** shall mean any natural person, corporation, association, joint venture, partnership, limited liability company, company, association, trust, Governmental Authority or other entity.

**"Proceeds"** shall mean all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.

**"Software"** shall mean all "software" (as defined in the UCC), now owned or hereafter acquired by Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

**"Supporting Obligations"** means all "supporting obligations" (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

**"Trademark License"** shall mean any written agreement now owned or hereafter acquired by Grantor or in which Grantor has or acquires any such rights granting to Grantor any right to use any Trademark.

**"Trademarks"** shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

**"UCC"** shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Florida; ***provided*** that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Florida, **"UCC"** shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

**"United States"** or **"U.S."** shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.